UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

SOUTH 8 ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 7, 2025, with an effective date of May 6, 2025, South 8 Energy, LLC (the “Company”) entered into an agreement with Renewable Products Marketing Group, LLC, a Minnesota limited liability company, (“RPMG, LLC”) for RPMG, LLC to redeem all of the equity that the Company owned in RPMG, LLC effective as of January 31, 2025 (such agreement, the “Redemption Agreement”). RPMG, LLC wholly owns RPMG, Inc. (“RPMG Inc.”), the Company’s previous professional third-party marketer which sold substantially all of the Company’s products. The purchase price for the equity was an approximate amount of $1.2m plus any additional interest as described in the Redemption Agreement (the “Purchase Price”). Provided that the Purchase Price is timely paid (which it is expected to) as of May 6, 2025, the Company no longer owns any equity of RPMG Inc.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1	Redemption Agreement between the Company and RPMG, LLC
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Certain items have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a copy of any redacted information to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH 8 ENERGY, LLC

Date: May 12, 2025	/s/ Jodi Johnson
Jodi Johnson
Chief Executive Officer